Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is made and entered into as of October 30, 2026 (the “Effective Date”), by and among K. Liu & Company LLC, a California limited liability company, which is engaged in the business of providing financial consulting services performed by Kevin Liu (“Consultant”), Kevin Liu, individually and solely for purposes of Sections 4, 6, 8 and 9.2 hereof, and Peraso Inc., a Delaware corporation (“Peraso” or “Company”) (collectively, “the Parties”).

1.	DEFINITIONS

“Services” means consulting service work performed by Consultant for Company as described in a Work Order issued under this Agreement.

“Work Order” means a document for ordering Services.

2.	SERVICES

Company may obtain Services from Consultant under this Agreement by signing a Work Order which will become part of this Agreement. A Work Order shall document the Services to be provided by Consultant, shall at a minimum specify the scope of work and fees, and shall be signed by the Parties.

3.	FEES AND PAYMENT

Services shall be provided by Consultant for the fees described in the applicable Work Order. Except as otherwise provided in the applicable Work Order, charges for Services and any related expenses will be invoiced monthly and shall be paid within thirty (30) days of the invoice date.

4.	INTELLECTUAL PROPERTY RIGHTS

4.1	Reservation of Rights. All deliverables developed by Consultant and provided to Company under this Agreement, including without limitation any designs, improvements, processes, software programs, works of authorship, documentation, data, techniques, know-how, secrets or other intellectual property rights or any interest therein (collectively, the “Deliverables”) made by Consultant, either alone or in conjunction with others, in the course of performing the Services, shall be and hereby are the exclusive property of Company without any further compensation to Consultant. In addition, without limiting the generality of the prior sentence, all Deliverables that are copyrightable are intended to be “work made for hire” as defined in Section 101 of the Copyright Act of 1976, as amended, and shall be and hereby are the property of Company. Notwithstanding the foregoing, Consultant retains all right, title and interest in and to its pre-existing materials, general skills, know-how and methodologies, and in any work performed for other clients that does not use Company’s Confidential Information.

4.2	Further Actions. Consultant shall promptly disclose any Deliverables to Company. If any Deliverable is not the property of Company by operation of law, this Agreement or otherwise, Consultant will, and hereby does, assign to Company all right, title and interest in and to such Deliverable, without further consideration, and will assist Company and its nominees in every way, at Company’s expense, to secure, maintain and defend Company’s rights in such Deliverable.

5.	TERM AND TERMINATION. This Agreement shall be effective as of the Effective Date and shall continue in effect (the “Term”) until terminated by either party upon thirty (30) days’ written notice to the other party (the “Notice Period”); provided, that Consultant shall complete performance of all Services scheduled during the Notice Period and Company shall remain liable for all unpaid fees and expenses due and payable through the end of the Notice Period.

6.	CONFIDENTIALITY

6.1	Definition of Confidential Information. As used herein, “Confidential Information” means all confidential information disclosed by Company to Consultant, whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure. Confidential Information shall include, but not be limited to, financial information, business and marketing plans, strategies and processes, technology and technical information, and product plans and designs. However, Confidential Information shall not include any information that: (i) is or becomes generally known to the public without breach of any obligation owed to Company; (ii) was known to Consultant prior to its disclosure by Company without breach of any obligation owed to Company; (iii) is received from a third party without breach of any obligation owed to Company; or (iv) was independently developed by Consultant.
6.2	Protection of Confidential Information. Consultant shall use at least the same degree of care that it uses to protect the confidentiality of its own confidential information (but in no event less than reasonable care). During the Term hereof and for five (5) years thereafter (or such longer period as may be authorized under applicable law), Consultant shall not: (i) use any Confidential Information of Company for any purpose outside the scope of this Agreement; or (ii) except as otherwise authorized by Company in writing, disclose any Confidential Information to any other person or entity, except to those employees, contractors and agents who have a need to know, provided that such persons are bound by confidentiality obligations at least as strict as those set forth herein. Without limiting the generality of the foregoing, neither party shall disclose the terms of this Agreement or any Work Order to any third party other than its legal counsel and accountants without the other party’s prior written consent, or as required by applicable law, including the rules and regulations of the Securities and Exchange Commission and of any stock exchange on which Company’s securities are listed.

6.3	Compelled Disclosure. Consultant may disclose Confidential Information of Company if it is compelled by law to do so, provided Consultant gives Company prior notice of such compelled disclosure (to the extent legally permitted) and reasonable assistance if Company wishes to contest the disclosure.

6.4	Return or Destruction. At the request of Company during the Term and promptly upon expiration or termination of this Agreement, Consultant shall return or destroy, as Company directs, all materials in any medium that contain, refer to or relate to the Confidential Information of Company that are in Consultant’s possession or control, except to the extent that retention is required by law, necessary to document performance under this Agreement, or such return or destruction is not reasonably practicable. Notwithstanding the foregoing, Consultant may keep one copy of any Confidential Information as required for legal or archival purposes.

6.5	Protected Activity. Nothing in this Agreement prohibits Consultant from reporting possible violations of law to, filing a charge or complaint with, or participating in an investigation by any governmental agency, including the Securities and Exchange Commission, or from receiving an award for information provided to any governmental agency, in each case without notice to Company. Pursuant to the Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

7.	REPRESENTATIONS AND WARRANTIES

7.1	Consultant represents and warrants to Company that neither the entering into this Agreement nor the performance of any of the Services under this Agreement will conflict with or constitute a breach under any obligation of Consultant under any employment or consulting relationship or any agreement or contract to which Consultant is a party or any other obligation by which Consultant is bound.

7.2	Consultant represents and warrants that Consultant: (1) will comply with all applicable laws and regulations, and all policies and ethical standards of Company; (2) does not have a personal or professional conflict of interest that affects Consultant’s ability to provide the Services; (3) has the required skill, experience and qualifications to perform the Services; (4) shall perform the Services in a professional manner in accordance with generally recognized industry and professional standards for similar services; and (5) has not been convicted of a felony or of any crime involving fraud or dishonesty, and has not been found liable in any civil or administrative proceeding for violating federal or state securities laws.

7.3	Company represents and warrants that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

8.	INSURANCE. During the Term and for not less than six (6) years thereafter, Company shall cover Consultant and Kevin Liu as insureds under its directors’ and officers’ liability insurance policies, on terms no less favorable than those applicable to Company’s other executive officers. Consultant agrees that Consultant has sole responsibility for any employment, disability and/or workers’ compensation insurance required for the performance of the Services.

9.	INDEMNIFICATION

9.1	Consultant shall defend, indemnify, and hold harmless Company and its officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from Consultant’s breach of any representation, warranty, or obligation under this Agreement.

9.2	Company shall indemnify, defend and hold harmless Consultant and Kevin Liu, and shall advance expenses (including reasonable attorneys’ fees) as incurred, to the fullest extent permitted by applicable law and Company’s certificate of incorporation and bylaws, from and against any and all losses, claims, actions, investigations, judgments, fines, penalties and expenses arising out of or relating to the Services or Kevin Liu’s service as an officer of Company, including any action or investigation by a governmental or regulatory authority and any derivative claim, on the same basis as Company’s other executive officers, except to the extent finally determined by a court of competent jurisdiction to have resulted from Consultant’s gross negligence, willful misconduct or fraud. Company and Kevin Liu shall also enter into Company’s standard form of indemnification agreement for its directors and officers.

10.	LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR REVENUES OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES HOWEVER CAUSED, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY, AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A BREACH OF SECTION 6, A PARTY’S FRAUD OR WILLFUL MISCONDUCT, OR COMPANY’S OBLIGATIONS UNDER SECTIONS 8 AND 9.2, EACH PARTY’S TOTAL AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL NOT EXCEED THE TOTAL FEES PAID OR PAYABLE TO CONSULTANT UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO THE EXTENT PROHIBITED BY APPLICABLE LAW.

11.	GENERAL PROVISIONS

11.1	Notice. Except as otherwise specified in this Agreement, any notice required or permitted to be given under this Agreement will be sufficient if given in writing and: (i) personally delivered; (ii) deposited for next day delivery with a reputable overnight courier service; (iii) deposited in the mail, prepaid and certified or registered with return receipt requested; or (iv) sent by e-mail with confirmation of receipt, in each case addressed as follows (or to such other address as a party may specify by notice in accordance with the terms of this Section):

If to Company:	If to Consultant:
Peraso Inc. 2033 Gateway Place, Suite 500 San Jose, CA 95110 Attn: Ronald Glibbery E-mail:	K. Liu & Company LLC Attn: Kevin Liu E-mail:

11.2	Relationship of the Parties. The parties acknowledge and agree that neither this Agreement nor any related document shall in any respect be interpreted, deemed or construed as making either party a partner or joint venturer with the other party, or the agent or representative of the other party, and each of the parties agrees not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving any of the parties. In no event shall either of the parties be liable for debts or claims accruing or arising against the other party. Consultant is an independent contractor and shall control the manner and means by which the Services are performed, subject to the requirements of this Agreement and applicable law. Consultant shall be solely responsible for all taxes and withholdings with respect to the fees paid hereunder, and neither Consultant nor Kevin Liu shall be eligible to participate in any employee benefit plan of Company.

11.3	Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, without regard to its conflict of laws principles. The parties agree to be subject to the jurisdiction of the appropriate state or federal courts in the State of California in connection with any dispute or action relating to this Agreement.

11.4	Assignment. Consultant may not assign, delegate, subcontract or transfer any of its rights or obligations hereunder without the prior written consent of Company, which may be withheld in its sole discretion. Company may assign this Agreement, without the consent of Consultant, in connection with the sale of all or substantially all of its assets. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

11.5	Waiver. No failure or delay by either party in exercising any right under this Agreement shall constitute a waiver of that right or any other right.

11.6	Severability. If any provision of this Agreement is held by a court having jurisdiction over the parties to be wholly or partially unenforceable for any reason, such unenforceability shall not affect the remainder of this Agreement, which shall remain in full force and effect.

11.7	Survival. Sections 3 (as to amounts accrued through termination), 4, 6, 8, 9, 10 and 11, and any other provisions of this Agreement which by their nature should apply beyond its term, will remain in force after any termination or expiration of this Agreement.

11.8	Entire Agreement; Amendment. This Agreement, including all Work Orders, amendments, exhibits and addenda hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, proposals or representations, written or oral, concerning such subject matter. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom the modification, amendment or waiver is to be asserted.

11.9	Miscellaneous. The headings and captions in this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement, and are not to be considered in the interpretation of any part of this Agreement. When the context so requires, the masculine, feminine and neuter genders may be used interchangeably and the singular may include the plural and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Facsimile and electronic executions and deliveries shall have the full force and effect of original signatures.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

COMPANY:		CONSULTANT:

Peraso Inc.		K. Liu & Company LLC

By:	/s/ Ronald Glibbery	By:	/s/ Kevin Liu
Name:	Ronald Glibbery	Name:	Kevin Liu
Title:	CEO	Title:	Founder & CEO

Date:	November 3, 2026	Date:	November 3, 2026

KEVIN LIU, individually, solely for purposes of Sections 4, 6, 8 and 9.2:

Signature:	/s/ Kevin Liu
Name:	Kevin Liu

Date:	November 3, 2026

WORK ORDER NUMBER ONE

This Work Order is entered into as of October 30, 2026 (the “Work Order Effective Date”), is subject to the terms and conditions contained in that Consulting Services Agreement between Consultant and Company (the “Agreement”) entered into as of October 30, 2026, and is hereby incorporated therein. Capitalized terms not defined herein have the meanings assigned to them in the Agreement. All terms and conditions of the Agreement continue in full force and effect and shall control this Work Order unless specifically modified hereby.

1.	TERM.

This Work Order is effective as of the Work Order Effective Date and shall continue in full force and effect until terminated in accordance with Section 5 of the Agreement.

2.	DESCRIPTION OF SERVICES.

2.1	The Company hereby engages Consultant, and Consultant hereby accepts such engagement to perform the functions of a fractional Chief Financial Officer of the Company, as a non-employee independent contractor, reporting to the Company’s Chief Executive Officer (“CEO”), to perform the services and duties and to exercise the powers normally incident to the office of a public company chief financial officer and such other duties as may be prescribed by the Board of Directors of the Company and/or the CEO, from time to time.

2.2	During the Term of the Agreement, Consultant shall devote approximately three (3) days (24 hours) per week on average to perform Services for the Company, scheduled by Consultant in consultation with the CEO.

2.3	Officer Matters. Company acknowledges that Kevin Liu will serve as Company’s principal financial officer and may be designated an executive officer for purposes of the Securities Exchange Act of 1934, as amended, and that he will execute the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 in reliance on Company’s disclosure controls and procedures, internal control over financial reporting, and sub-certifications from Company personnel. Upon any termination of this Work Order or the Agreement, Kevin Liu shall be deemed to have resigned from all officer positions with Company and its subsidiaries.

3.	FEES AND EXPENSES.

3.1	Fees. In consideration for the Services provided under this Work Order, Company will pay Consultant a monthly fixed fee of Twelve Thousand, Five Hundred Dollars ($12,500.00), subject to proration for any partial monthly periods. The monthly fee for each calendar month shall be invoiced on, and shall be due and payable on, the first day of that month for Services to be performed during that month, notwithstanding the payment terms set forth in Section 3 of the Agreement.

3.2	Expense Reimbursement. Company will reimburse Consultant for reasonable and authorized travel expenses incurred in the performance of the Services, including business expenses for travel to and from Company’s offices, consistent with the Company’s travel and expense policies or otherwise authorized by the Company.

3.3	Fees and expense reimbursements shall be invoiced and paid as set forth in the Agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Work Order to be executed by their duly authorized representatives as of the Work Order Effective Date.

COMPANY:		CONSULTANT:

Peraso Inc.		K. Liu & Company LLC

By:	/s/ Ron Glibbery	By:	/s/ Kevin Liu
Name:	Ron Glibbery	Name:	Kevin Liu
Title:	CEO	Title:	Founder & CEO